UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2020

BRISTOL-MYERS SQUIBB COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-01136 (Commission File Number)	22-0790350 (IRS Employer Identification Number)

430 East 29th Street, 14th Floor
New York, NY, 10016
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	BMY	New York Stock Exchange
1.000% Notes due 2025	BMY25	New York Stock Exchange
1.750% Notes due 2035	BMY35	New York Stock Exchange
Bristol-Myers Squibb Contingent Value Rights	BMY RT	New York Stock Exchange
Celgene Contingent Value Rights	CELG RT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On April 14, 2020, Bristol-Myers Squibb Company (the “Company”) announced that, due to the public health concerns related to the coronavirus or COVID-19 pandemic, it is changing the location of its 2020 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on Tuesday, May 5, 2020 at 10:00 a.m. Eastern Time to a virtual-only meeting. Stockholders will not be able to attend the Annual Meeting in-person. A copy of the press release announcing the location change is attached hereto as Exhibit 99.1 and is incorporated by reference herein. Further information regarding this change to the location of the Annual Meeting can be found in the proxy supplement filed by the Company with the Securities and Exchange Commission on April 14, 2020.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is included as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release of Bristol-Myers Squibb Company dated April 14, 2020.

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Bristol-Myers Squibb Company dated April 14, 2020.

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: April 14, 2020	By:	/s/Katherine R. Kelly
	Name:	Katherine R. Kelly
	Title:	Corporate Secretary